EXHIBIT 99.1


NEWS       from
           The Chubb Corporation
[LOGO]     15 Mountain View Road, P.O. box 1615, Warren,
           New Jersey 07061-1615
           CHUBB CORPORATION COMPANIES: Chubb & Son Inc.
           bullet     Federal Insurance Company
           bullet     Vigilant Insurance Company
           bullet     Great Northern Insurance Company
           bullet     Pacific Indemnity Company

CHUBB      bullet     Northwestern Pacific Indemnity Company
           bullet     Texas Pacific Indemnity Company
           bullet     Chubb Insurance Company of Canada
           bullet     Chubb Compagnie d'Assurances, S.A.
           bullet     The Chubb Insurance Company of
                        Australia Limited
           bullet     Chubb Insurance Company of Europe
           bullet     Chubb Life Insurance Company of America
           bullet     Chubb Sovereign Life Insurance Company
           bullet     The Colonial Life Inusrance Company of America
           bullet     Bellemead Development Corporation


FOR IMMEDIATE RELEASE

             CHUBB COMPLETES SALE OF CHUBB LIFE TO JEFFERSON-PILOT
                           FOR $875 MILLION IN CASH

      WARREN, N.J., May 13, 1997 - The Chubb Corporation announced today that it has completed the sale of Chubb Life Insurance Company of America to Jefferson-Pilot Corporation for $875 million in cash.

      As previously announced, Chubb intends to use the proceeds from the sale principally to repurchase Chubb common stock.

For further information contact:    Gail E. Devlin
                                    (908) 903-3245

                                    Glenn A. Montgomery
                                    (908) 903-2365